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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-38926, 333-83321, 333-83325, 333-83327, 333-73664 and
333-100003) of Art Technology Group, Inc. of our report dated January 20, 2003 except for Note 14, as to which the date is March 24, 2003, with respect to the consolidated financial statements of Art Technology Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                           /s/ Ernst & Young LLP

Boston, Massachusetts
March 24, 2003